Exhibit 99.1

Mitsubishi UFJ Financial Group and the Bank of Tokyo-Mitsubishi UFJ Complete Tender Offer for UnionBanCal

TOKYO & SAN FRANCISCO—(BUSINESS WIRE)—

Mitsubishi UFJ Financial Group, Inc. (“MUFG”) (NYSE: MTU), its wholly owned subsidiary, The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), and UnionBanCal Corporation (“UNBC”) (NYSE: UB) today announced the successful completion of the cash tender offer by MUFG and BTMU to purchase all of the outstanding shares of UNBC that MUFG and its affiliates do not already own. The offer expired at 12:00 midnight EDT on Friday, September 26, 2008.

As of the close of the offer, approximately 41,736,256 UNBC shares had been validly tendered, and not properly withdrawn, representing approximately 29.8% of the outstanding shares of UNBC. When added to MUFG’s and its affiliates’ existing 64.4% stake, this represents approximately 94.2% of UNBC’s total outstanding shares. In addition, a further 3.8% of UNBC’s outstanding shares were guaranteed to be delivered within the next three business days which, if added to the tendered shares and MUFG’s existing stake, would represent approximately 98.0% of UNBC’s total outstanding shares. All shareholders who have tendered shares will promptly receive $73.50 per share in cash.

In accordance with the merger agreement between BTMU and UNBC announced on August 18, 2008, BTMU and UNBC will carry out a second-step merger as a result of which UNBC will become a wholly owned indirect subsidiary of MUFG. In the merger, each share of UNBC common stock not previously purchased in the tender offer will be converted, subject to appraisal rights, into the right to receive $73.50 per share in cash. Consummation of the merger is expected to occur as soon as reasonably practicable.

Shareholders with questions regarding their shares should call Innisfree M&A Incorporated at (888) 750-5834.

About MUFG / BTMU

MUFG is one of the world’s leading financial groups, with total assets of more than Yen 190 trillion (approximately $1.8 trillion) as of March 31, 2008. MUFG’s services include commercial banking, trust banking, securities, credit cards, consumer finance, asset management and leasing.

The Group’s operating companies include BTMU, Japan’s largest commercial bank, Mitsubishi UFJ Trust and Banking Corporation, Japan’s leading trust bank, and Mitsubishi UFJ Securities, one of Japan’s largest securities firms.

BTMU is Japan’s leading bank with around 660 branches and offices, over 400,000 corporate customers, and around 40 million individual customers. BTMU also has the largest overseas network of any Japanese bank, comprising offices and subsidiaries in more than 40 countries worldwide. BTMU’s global network includes Union Bank of California, which is a wholly owned subsidiary of UNBC and is one of the 25 largest banks in the United States with over 300 branches and assets in excess of $60 billion.

For more information about MUFG, please visit www.mufg.jp/english/about.

About UnionBanCal Corporation

Based in San Francisco, UnionBanCal Corporation (NYSE:UB) is a bank holding company with assets of $60.6 billion at June 30, 2008. Its principal subsidiary, Union Bank of California, N.A., had 337 banking offices in California, Oregon, and Washington and 2 international offices at June 30, 2008. The company’s Web site is located at www.unionbank.com.

Important Information

Shareholders of UNBC are advised to read the Tender Offer Statement on Schedule TO, the offer to purchase, UNBC’s Solicitation/Recommendation Statement in Schedule 14D-9 and other documents relating to the tender offer filed with the Securities and Exchange Commission (the “SEC”) because they contain important information. Anyone may obtain copies of these documents at the SEC’s website at www.sec.gov or by calling Innisfree M&A Incorporated, the Information Agent for the offer, at (888) 750-5834.

Cautionary Statement Concerning Forward-Looking Information

This press release contains forward-looking statements such as “believes,” “anticipates,” “expects,” “plans,” “intends,” “estimates”, “may”, “will”, “could”, “should”, “would” and other similar words and phrases, statements regarding the intent, belief, strategy, plans or current expectations of MUFG, BTMU and UNBC. Such forward-looking statements are not guarantees of future performance or events and involve risks and uncertainties. Actual results may differ materially from those described in such forward-looking statements as a result of various factors. MUFG, BTMU and UNBC do not undertake any obligation to update the forward-looking statements contained herein, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Source: Mitsubishi UFJ Financial Group, Inc.